EXHIBIT 99.1

F O R  I M M E D I A T E  R E L E A S E

Timberline Commences Drilling at the

Eureka Gold Project, Nevada

Eureka, Nevada – June 21, 2022 – Timberline Resources Corporation (OTCQB: TLRS; TSX-V: TBR) (“Timberline” or the “Company”) has commenced the 2022 drill program at its 100%-controlled Eureka Project in Nevada. The 70km2 Eureka Project occupies a substantial portion of the Eureka Gold Belt, a northwest trending corridor of Carlin-type gold deposits hosted in Cambrian-Ordovician aged rocks. The northern end of the belt includes the giant gold deposits (7.7M oz of resources) at the Ruby Hill Archimedes complex, controlled by i80 Gold Corp (Figure 1).

Timberline has one reverse circulation (RC) and one core rig operating at the Water Well Zone (WWZ) target. The primary objective of this drill program is to follow-up the high-grade intercepts reported earlier this year and includes step-out and in-fill drilling. The fully-funded drill program will include at least 5,500 meters before the end of October. Of this, approximately 4,000m (13,000ft) of diamond core drilling will be by Big Sky Exploration, LLC and 1,500m (5,000ft) of RC drilling will be by HD Drilling, LLC.

In addition to the drilling, Timberline will continue its ongoing program of geologic mapping, and structural and 3D modeling of target zones. The Company recently completed a property-wide integration and interpretation of its huge soil geochemistry database.

Patrick Highsmith, Timberline’s President and CEO commented, “This is the most exciting drill program in recent memory for Timberline. We are following up on the excellent results from the Water Well Zone, where we have drilled thick intercepts of strong Carlin-type gold mineralization. We expanded the footprint of the zone to more than 400 meters from south to north – and it remains open in both those directions, as well as down dip to the east. We shall also test the extent of the recently-reported gold in drilling at the Oswego prospect. It is gratifying to see the Eureka Gold Belt taking shape as both i80 Gold Corp and Timberline drill significant new gold intercepts in the Cambrian and Ordovician rocks of the district.”

The 2020 and 2021 drilling programs included several drill intercepts that have boosted the potential of the newly discovered WWZ mineralization, which is downdip from and adjacent to the Lookout Mountain gold resource (See Company news releases dated March 9, March 24, and May 18, 2022). The basal contact of the Cambrian-aged Dunderberg Shale is consistently enriched in gold over a large area. Recent core drilling highlights include:

•	BHSE-212C: 41.1m at 5.03 g/t Au, including 19.8m at 9.49 g/t Au;
•	BHSE-220C: 44.2m at 4.10 g/t Au, including 12.2m at 9.18 g/t Au; and
•	BHSE-192C: 24.4m at 3.85 g/t Au, including 4.6m at 8.35 g/t Au.

Figure 1 - Eureka Project Location and District Geology

Drill Targeting

The strong gold intercepts in BHSE-220C and -212C are separated by approximately 400m, and the WWZ remains open to the north and south. There is also room to grow the zone to the east and west. The WWZ is likely to draw approximately 65% of the 2022 drill funding. A substantial portion of the 2022 drill program will be directed at offsets around these high-grade holes, but the plan also includes numerous holes within the footprint that is loosely defined by previous drilling (Figure 2). A few of the previously reported RC drill holes in the area will be twinned with diamond core.

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Figure 2 - Areas of Focus during Timberline's 2022 Drill Program

Timberline
RESOURCES
N
Rocky Canyon
Relay Zone
BHSE-220C
BHSE-192C
BHSE-212C
Water Well Zone
Oswego
South Pediment
0 250 500m
Drill Hole Au (g/t)
≥ 3 g/t
≥ 10 g/t
Select Drill Holes
Fault
Lookout Mtn Au Resource
Historic Open Pit
Lookout Mtn Au Resource

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Timberline reported comparative results from RC and core drilling in the WWZ on February 24 and March 24, 2022.  In this instance, BHSE-205 (an RC hole) had indicated a significant zone of gold mineralization, but the visual indications from the drill chips suggested that the gold grades may be higher. Since the RC drilling had encountered relatively high rates of groundwater inflow, there was concern that higher-grade fine material may have been lost from the RC samples. The Company drilled a duplicate core hole immediately adjacent to the RC hole. The results from the core hole were markedly higher in gold than the RC results.

Table 1 - Comparison of Average Mineralized Intervals in Twinned* Drill Holes

Hole	Type	Inclination (°)	From (m)	To (m)	Interval (m)	Gold (g/t)
BHSE-205	RC	-90	138.7	175.3	36.6	1.06
BHSE-220C	Core	-90	140.8	185.0	44.2	4.10
* - Drill holes collared approximately 2 meters apart from same drill pad

Several other RC drill holes returned significant zones of gold mineralization at the base of the Dunderberg Shale. These include the intercepts shown below in Table 2. While these RC results indicate a consistently mineralized zone at the base of the Dunderberg Shale in the WWZ, all of these results are from the same drill rig operating below the water table. The Company intends to twin some of these previously reported RC drill holes with core so that grades and thickness of the mineralization can be compared between the two drilling methods. The 2022 drill program will provide significant new data that will help address questions about the RC sampling.

Table 2 - Selected RC Drillhole Intercepts in the WWZ

Hole	Azimuth (°)	Inclination (°)	Depth (m)	From (m)	To (m)	Interval (m)*	Gold (g/t)
BHSE-187	0	-90	338.33	266.7	292.6	25.9	2.18
				including		7.6	4.49
BHSE-195	0	-90	281.90	257.6	272.8	15.2	1.87
				including		3.0	4.56
BHSE-209	0	-90	379.5	324.6	333.8	9.1	1.21
				including		4.6	2.07
* Drill Thickness: True Thickness undetermined.

The deeper portions of the WWZ will be tested with core drilling, but substantial savings can be achieved by using less expensive RC drilling for the upper portions of the hole (above the water table). There are also numerous targets that are relatively shallow and in areas where the geology is well understood. RC drilling is a suitable drilling method for such targets.

Targets north and south of the WWZ offer significant growth potential into areas where structures and host rocks are known to be favorable. The Relay Zone shown in Figure 2 is a northwest trending structural corridor that juxtaposes the Cambrian rocks in the WWZ against the Ordovician rocks to the north. Ordovician rocks, such as the Goodwin and Ninemile formations are important hosts of gold at i80 Gold Corp’s Ruby Hill Mine in the northern part of the district. This northern target is undrilled in the vicinity of the WWZ, but there is significant drill indicated gold farther northwest at the Rocky Canyon Target. This year’s drilling will test the big fault zone and the adjoining rocks to the north.

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The favorable Cambrian rocks continue for some distance to the south from the WWZ. Along trend from BHSE-212C, there are no historic drill holes for more than 500m. The Lookout Mountain resource continues south for more than a kilometer from the southern limits of the WWZ.  The favorable basal contact of the Dunderberg Shale with the Hamburg Dolomite is believed to dip east from the resource area into this target corridor, but the depth and degree of mineralization are not known. This year’s program will include numerous step-out drill holes to the south, some of which may test as far south as 700m from BHSE-212C.

The Oswego Target lies approximately one kilometer east of the WWZ. Timberline recently announced the results of the first systematic exploration at the prospect in more than 30 years. Surface sampling during late 2021 returned high grade gold in channel samples along the fault zone, 25.9m averaging 14.42 g/t and 27.4m averaging 12.02 g/t (see Company news release dated December 6, 2021). On May 11, 2022, Timberline reported significant oxide gold mineralization from drilling, including 35.1m at 2.32 g/t Au, including 19.8m at 2.93 g/t gold in drill hole BHSE-213. The plan for 2022 is to follow-up the recently reported drilling with RC holes along the structure and downdip to the west. Very important targets at Oswego are the prospective Goodwin and Ninemile formations, where they are intersected by the large fault zone that hosts the high-grade surface gold at Oswego. Drilling in the Oswego area may constitute up to 20% of the total 2022 drilling.

The balance of the drilling (~15%) will be contingent on results from WWZ and Oswego, but Timberline geologists are also developing new drill targets at the Windfall Trend, which may get tested during this program. The prolific Dunderberg and Hamburg formations hosted historic gold production from the Windfall Mine. Timberline drilling from 2014 - 2015 intercepted significant gold from this contact zone between the historic Windfall and Rustler pits. The best of those intercepts are shown below in Table 3 (See Company news release dated April 20, 2015). These historic drill intercepts are open down dip and may be related to geophysical indications of alteration and chargeable rocks at depth. Golden Lake Exploration has also recently announced strong gold mineralization from the Dunderberg – Hamburg contact immediately north of Timberline’s property. Timberline expects to bring a drill back to Windfall later in 2022 or 2023.

Table 3 - Selected Drill Intercepts along the Windfall Trend

Hole	Type	From (m)	To (m)	Interval (m)	Gold (g/t)
BHWF – 037	RC	56.4	83.8	27.4	2.20
BHWF – 040	RC	88.4	112.8	24.4	3.04

Qualified Person

Steven Osterberg, Ph.D., P.G., Timberline’s Vice President Exploration, is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved the technical contents of this release. Dr. Osterberg is not independent of the Company as he is an officer.

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About Timberline Resources

Timberline Resources Corporation is focused on delivering high-grade Carlin-Type gold discoveries at its district-scale Eureka Project in Nevada. The Eureka Property includes the historic Lookout Mountain and Windfall mines in a total property position of approximately 27 square miles (70 square kilometers). The Lookout Mountain Resource was reported in compliance with Canadian NI 43-101 in an Updated Technical Report on the Lookout Mountain Project by Mine Development Associates, Effective March 1, 2013, filed on SEDAR April 12, 2013 (see Cautionary Note to US Investors below).

Resource Category	Tonnage (million short tons)	Grade (oz/ton)	Grade (grams/tonne)	Contained Au (troy oz)
Measured	3.04	0.035	1.2	106,000
Indicated	25.90	0.016	0.6	402,000
Inferred	11.71	0.012	0.41	141,000

The Company is also operator of the Paiute Joint Venture Project with Nevada Gold Mines in the Battle Mountain District. These properties lie on the prolific Battle Mountain-Eureka gold trend. Timberline also controls the Seven Troughs Project in northern Nevada, which is one of the state's highest-grade former gold producers. Timberline controls over 43 square miles (111 square kilometers) of mineral rights in Nevada. Detailed maps and mineral resources estimates for the Eureka Project and NI 43-101 technical reports for its projects may be viewed at http://timberlineresources.co/.

Timberline is listed on the OTCQB where it trades under the symbol "TLRS" and on the TSX Venture Exchange where it trades under the symbol "TBR".

On behalf of the Board of Directors,

“Patrick Highsmith”

President and CEO

Tel: 208-664-4859

Cautionary Note to U.S. Investors: The terms “mineral resource,” “measured mineral resource,” “indicated mineral resource” and “inferred mineral resource,” as used on Timberline’s website and in its news releases are Canadian mining terms that are defined in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”). These Canadian terms are not defined terms under United States Securities and Exchange Commission (“SEC”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC by U.S. registered companies. The SEC permits U.S. companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. Accordingly, note that information describing the Company’s “mineral resources” is not directly comparable to information made public by U.S. companies subject to reporting requirements under U.S. securities laws. U.S. investors are urged to consider closely the disclosure in the Company’s Form 10-K which may be secured from the Company, or online at http://www.sec.gov/edgar.shtml.

Forward-looking Statements: Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. These include, but are not limited to, statements regarding the advancement of projects, the footprint and continuity of mineralization, the growth of resources, and exploration potential. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target,” "intend," “growth opportunity,” and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to risks involving forward-looking statements include, but are not limited to, changes in the Company’s business and other factors, including risk factors discussed in the Company's Form 10-K for the year ended September 30, 2021. Except as required by law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accept responsibility for the adequacy or accuracy of this release.

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